Exhibit 10.1

AMENDMENT NO. 3

MICHAEL S. JEFFRIES EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 to the Employment Agreement is made and entered into on May 7, 2012, by and between Abercrombie & Fitch Co., a Delaware corporation (the “Company”), and Michael S. Jeffries (the “Executive”).

R E C I T A L S

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement entered into as of December 19, 2008 (the “Employment Agreement”) pursuant to which the Executive is employed as the Company’s Chairman of the Board of Directors and Chief Executive Officer;

WHEREAS, the Company has continuously employed the Executive as the Company’s Chief Executive Officer pursuant to employment agreements or arrangements entered into prior to the Employment Agreement since February 1992;

WHEREAS, the Employment Agreement provides that the Executive will be awarded performance-based grants of equity-based compensation on a semi-annual basis but only if there is increase in the total shareholder return of the Company (the “Semi-Annual Grants”);

WHEREAS, the Company has implemented an incentive compensation program for its executive vice presidents whereby grants of restricted stock and/or restricted stock units will be subject to performance vesting based on the achievement of EPS goals; and

WHEREAS, the Company and the Executive desire to amend the terms of the Employment Agreement as set forth herein, effective, except as specifically provided for herein, as of the date hereof, in order to provide that any restricted stock and/or restricted stock units granted to the Executive after the date of this Amendment No. 3 as part of his Semi-Annual Grants will also be subject to the same EPS threshold and target levels applicable to the Company’s Executive Vice Presidents.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Section 4(c) is hereby amended by deleting the existing Section 4(c) and replacing it in its entirety with the following:

“(c) Subject to Subsection 4(d), with respect to each fiscal year of the Term starting with the 2009 fiscal year, the Executive will be granted two equity grants (each a “Semi-Annual Grant”), one of which shall be granted within 75 days following the end of the second fiscal quarter of the applicable fiscal year and the other within 75 days following the end of the applicable fiscal year, provided that the Executive remains continuously employed by the Company through each such grant date (or in the case of the Semi-Annual Grant for the six month period ending on February 1, 2014, remains a member of the Board through the date of such grant). The first Semi-Annual Grant shall relate to the first six months of the fiscal year beginning on February 1, 2009. Each Semi-Annual Grant awarded with respect to any fiscal period ending on or prior to July 30, 2011 shall be in the form of stock options or stock appreciation rights (with an exercise price equal to the fair market value of the Common Stock on the applicable grant date). Each Semi-Annual Grant awarded with respect to any fiscal period ending after July 30, 2011, but before July 28, 2012, shall be in the form of stock options or stock appreciation rights (with an exercise price equal to the fair market value of the Common Stock on the applicable grant date), restricted stock or restricted stock units, or a combination thereof, in each case, as elected by the Executive in advance of the grant date in the manner specified by the Company. With respect to each Semi-Annual Grant awarded with respect to any fiscal period ending on or after July 28, 2012, eighty percent (80%) of the total fair value of the Semi-Annual Grant shall be awarded in the form of stock options or stock appreciation rights and twenty percent (20%) of the total fair value of the Semi-Annual Grant shall be awarded in the form of restricted stock or restricted stock units with performance-based vesting criteria described below. Each Semi-Annual Grant shall have a “fair value” (as determined by the Company in accordance with Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), now known as FASB Accounting Standards Codification Topic 718, or such revised standard as then applicable using a seven-year term) on the grant date thereof (the “Semi-Annual Grant Value”) equal to: (i) the product of Semi-Annual TSR (as defined herein) minus (ii) the sum of Semi-Annual Cash (as defined herein) plus Semi-Annual Pension Increase (as defined herein); provided, however, in no event shall the Semi-Annual TSR exceed 25% of the Company’s Adjusted Operating Income (as defined herein) for the fiscal period to which the Semi-Annual Grant relates. If the Semi-Annual Grant Value for any fiscal period is less than or equal to zero, no Semi-Annual Grant will be made in respect of that period and any amount by which the Semi-Annual Grant Value is less than zero shall be carried forward to be applied to the calculation of the Semi-Annual Grant Value in future periods. The Semi-Annual Grants will be subject to the terms and conditions of the Stock Incentive Plan and the customary form of award agreement used thereunder generally from time to time for executives of the Company; provided, however, that:

(i) Subject to the provisions of Subsections 4(c)(ii), 10(b)(vi), 10(c)(v), 10(d)(v) and 10(e)(v) of this Agreement, the following vesting provisions shall apply to Semi-Annual Grants awarded with respect to any fiscal period ending before July 28, 2012:

(A)	Each Semi-Annual Grant shall become vested and non-forfeitable in equal annual installments over the four year period following the grant date thereof (25% per year commencing on the first anniversary of the grant date), but shall become 100% vested and non-forfeitable on February 1, 2014, provided that the Executive remains continuously employed by the Company from the Effective Date through each such vesting date,

(ii) Subject to the provisions of Subsections 4(c)(ii), 10(b)(vi), 10(c)(v), 10(d)(v) and 10(e)(v) of this Agreement, the following vesting provisions shall apply to Semi-Annual Grants awarded with respect to the six-month periods ending on July 28, 2012 and on February 2, 2013:

(A)	Each Semi-Annual Grant shall become vested and non-forfeitable in equal annual installments over the four year period following the grant date thereof (25% per year commencing on the first anniversary of the grant date), but shall become 100% vested and non-forfeitable on February 1, 2014, provided that the Executive remains continuously employed by the Company from the Effective Date through each such vesting date and, in the case of the portion of the Semi-Annual Grant awarded in the form of restricted stock or restricted stock units shall only be eligible to vest if and to the extent the performance-based vesting criteria described below are satisfied,

(B)	100% of the restricted stock or restricted stock units granted pursuant to such Semi-Annual Grant shall become eligible for vesting as specified in (A) if the Company achieves 100% or more of the “Target performance level” of the adjusted EPS goals established by the Compensation Committee for performance share awards granted to Executive Vice Presidents of the Company for the fiscal year ending on February 2, 2013. For all purposes herein, “Target performance level” of the adjusted EPS goals shall be defined in the same manner as it is defined by the Compensation Committee for purposes of the performance share awards granted to Executive Vice Presidents of the Company for the applicable fiscal year.

(C)	50% of the restricted stock or restricted stock units granted pursuant to such Semi-Annual Grant shall become eligible for vesting as specified in (A) if the Company achieves the “Threshold performance level” of the adjusted EPS goals established by the Compensation Committee for performance share awards granted to Executive Vice Presidents of the Company for the fiscal year ending on February 2, 2013. For all purposes herein, “Threshold performance level” of the adjusted EPS goals shall be defined in the same manner as it is defined by the Compensation Committee for purposes of the performance share awards granted to Executive Vice Presidents of the Company for the applicable fiscal year.

(D)	If the Company’s achieved adjusted EPS is in between the Threshold and Target performance levels established for performance share awards granted to Executive Vice Presidents of the Company for the fiscal year ending on February 2, 2013, a pro rata portion (based on linear interpolation) of the restricted stock or restricted stock units granted pursuant to such Semi-Annual Grant shall become eligible for vesting as specified in (A).

(E)	0% of the restricted stock or restricted stock units granted pursuant to such Semi-Annual Grant shall become eligible for vesting as specified in (A) if the Company does not achieve the Threshold performance level of the adjusted EPS goals established for performance share awards granted to Executive Vice Presidents of the Company for the fiscal year ending on February 2, 2013.

(F)	To the extent that any restricted stock or restricted stock units granted with respect to the six month periods ending on July 28, 2012 and on February 2, 2013 are not eligible for vesting because achieved adjusted EPS for the year ending on February 2, 2013 is below the Target performance level specified in (B), they will be carried forward for one fiscal year. All or a portion of such restricted stock or restricted stock units may become eligible for vesting as specified in (A) if adjusted EPS goals established by the Compensation Committee for performance share awards granted to Executive Vice Presidents of the Company for the fiscal year ending on February 1, 2014 are achieved as specified in (B) through (E).

(iii) Subject to the provisions of Subsections 4(c)(ii), 10(b)(vi), 10(c)(v), 10(d)(v) and 10(e)(v) of this Agreement, the following vesting provisions shall apply to the Semi-Annual Grants awarded with respect to the six month periods ending on August 3, 2013 and February 1, 2014:

(A)	The Semi-Annual Grant for the six-month period ending on August 3, 2013 shall be 100% vested on February 1, 2014 and the final Semi-Annual Grant for the six-month period ending on February 1, 2014 shall be 100% vested and non-forfeitable on the date of grant, provided that the Executive remains continuously employed by the Company from the Effective Date through February 1, 2014 and provides continued service either as an employee or as a member of the Board from the Effective Date through the date of such grant and, in the case of the portion of the Semi-Annual Grants awarded in the form of restricted stock or restricted stock units shall only be eligible to vest if and to the extent the performance-based vesting criteria described below are satisfied.

(B)	100% of the restricted stock or restricted stock units granted pursuant to such Semi-Annual Grants shall become eligible for vesting as specified in (A) if the Company achieves 100% or more of the Target performance level of the adjusted EPS goals established by the Compensation Committee for performance share awards granted to Executive Vice Presidents of the Company for the fiscal year ending on February 1, 2014. For all purposes herein, “Target performance level” of the adjusted EPS goals shall be defined in the same manner as it is defined by the Compensation Committee for purposes of the performance share awards granted to Executive Vice Presidents of the Company for the applicable fiscal year.

(C)	50% of the restricted stock or restricted stock units granted pursuant to such Semi-Annual Grants shall become eligible for vesting as specified in (A) if the Company achieves the Threshold performance level of the adjusted EPS goals established by the Compensation Committee for performance share awards granted to Executive Vice Presidents of the Company for the fiscal year ending on February 1, 2014. For all purposes herein, “Threshold performance level of the adjusted EPS goals shall be defined in the same manner as it is defined by the Compensation Committee for purposes of the performance share awards granted to Executive Vice Presidents of the Company for the applicable fiscal year.

(D)	If the Company’s achieved adjusted EPS is in between the Threshold and Target performance levels established for performance share awards granted to Executive Vice Presidents of the Company for the fiscal year ending on February 1, 2014, a pro rata portion (based on linear interpolation) of the restricted stock or restricted stock units granted pursuant to such Semi-Annual Grants shall become eligible for vesting as specified in (A).

(E)	0% of the restricted stock or restricted stock units granted pursuant to such Semi-Annual Grants shall become eligible for vesting as specified in (A) if the Company does not achieve the Threshold performance level of the adjusted EPS goals established for performance share awards granted to Executive Vice Presidents of the Company for the fiscal year ending on February 1, 2014.

(iv) Notwithstanding any other provision in this Agreement to the contrary, including but not limited to the preceding Subsection 4(c)(i), Executive’s Semi-Annual Grants, to the extent awarded in the form of restricted stock or restricted stock units, shall become vested in 2014 only to the extent that the FY 2013 Q4 Average Mock Portfolio Value (as defined herein) exceeds the sum of (A) the Beginning Average Mock Portfolio Value (as defined herein) and (B) the sum of the Semi-Annual Grant Value of (x) all Semi-Annual Grants awarded to Executive pursuant to this Subsection 4(c) in the form of restricted stock or restricted stock units that have vested before February 1, 2014 and (y) all Semi-Annual Grants awarded to Executive pursuant to this Subsection 4(c) in the form of stock options or stock appreciation rights. If the calculation in the preceding sentence results in a positive number, then the shares subject to any unvested restricted stock or restricted stock units awarded under a Semi-Annual Grant shall become vested on a share by share basis, and as they vest shall reduce such positive number (using the Semi-Annual Grant Value thereof) until it reaches zero. Notwithstanding anything herein to the contrary, the limitation on vesting described in this Subsection 4(c)(ii) shall not apply to any unvested stock options or stock appreciation rights awarded to Executive in any Semi-Annual Grant, all of which shall vest pursuant to Subsection 4(c)(i).

(v) To the extent a Semi-Annual Grant is in the form of stock options or stock appreciation rights, such Semi-Annual Grant shall expire on the seventh anniversary of the grant date thereof.

(vi) Following termination of the Executive’s employment for any reason other than Cause, the then vested portion of each outstanding Semi-Annual Grant that was granted in the form of stock options or stock appreciation rights (including, without limitation, any portion that becomes vested upon the Executive’s termination of employment) shall remain exercisable until the end of the applicable 7-year term, without regard to any shorter post-termination of employment exercise period otherwise applicable under the Stock Incentive Plan.”

2. Except as expressly provided herein, the provisions of the Employment Agreement shall remain in full force and effect and are hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 3 as of the date first written above.

ABERCROMBIE & FITCH CO.

By:	/s/ Ronald A. Robins Jr.
Ronald A. Robins, Jr., its Senior Vice President,
General Counsel and Secretary

EXECUTIVE

/s/ Michael S. Jeffries
Michael S. Jeffries